Exhibit 99.1

FOR IMMEDIATE RELEASE June 3, 2008	CONTACT: Frederick N. Cooper (215) 938-8312 fcooper@tollbrothersinc.com Joseph R. Sicree (215) 938-8045 jsicree@tollbrothersinc.com
TOLL BROTHERS REPORTS 2ND QTR 2008 RESULTS
Horsham, PA, June 3, 2008 — Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today reported final second-quarter and six-month results for the periods ended April 30, 2008.
In FY 2008’s second quarter, the Company generated a net loss of $93.7 million, or $0.59 per share diluted, which included pre-tax write-downs of $288.1 million, $85.0 million of which was attributable to joint ventures. After-tax write-downs totaled $174.6 million, or $1.06 per share diluted. Excluding write-downs, FY 2008’s second-quarter earnings were $81.3 million, or $0.49 per share diluted. FY 2008’s second quarter included $40.2 million (pre-tax) of other income, which was the net additional proceeds received by the Company from a condemnation judgment.
For comparison, FY 2007’s second-quarter net income was $36.7 million, or $0.22 per share diluted, including pre-tax write-downs of $119.7 million, ($72.9 million, or $0.44 per share diluted, after-tax). Excluding write-downs, FY 2007’s second-quarter earnings were $109.6 million, or $0.66 per share diluted.
In FY 2008’s first six months, the Company generated a net loss of $189.7 million, or $1.20 per share diluted, which included pre-tax write-downs of $533.6 million, $112.8 million of which was attributable to joint ventures. After-tax write-downs totaled $324.9 million, or $1.98 per share diluted. Excluding write-downs, FY 2008’s six-month earnings were $138.6 million, or $0.84 per share diluted.
For comparison, FY 2007’s six-month net income was $91.0 million, or $0.55 per share diluted, including pre-tax write-downs and a $9.0 million first-quarter goodwill impairment, together totaling $225.6 million ($137.4 million, or $0.84 per share diluted, after-tax). Excluding write-downs, FY 2007’s six-month earnings were $228.4 million or $1.39 per share diluted.
For FY 2008’s second quarter, total revenues of $818.8 million were 30% lower than FY 2007’s second-quarter total of $1.17 billion. For FY 2008’s first six months, total revenues of $1.66 billion were 27% lower than FY 2007’s same-period total of $2.27 billion.
FY 2008’s backlog at second-quarter-end of $2.08 billion was 50% lower than FY 2007’s second-quarter-end backlog of $4.15 billion and 13% lower than FY 2008’s first-quarter-end backlog of $2.40 billion.
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FY 2008 second-quarter gross contracts of $730.5 million and 1,237 homes were 49% and 39% lower, respectively, than FY 2007’s second-quarter totals of $1.44 billion and 2,031 homes. In FY 2008’s second quarter, the Company had 308 cancellations totaling $234.1 million, compared to 384 cancellations totaling $274.7 million in FY 2007’s second quarter. FY 2008 second-quarter net contracts (after cancellations) totaled 929 homes, or $496.5 million, which were lower by 44% in units and 58% in dollars than FY 2007’s second-quarter results of 1,647 net contracts, or $1.17 billion.
The average price per unit of gross contracts signed in FY 2008’s second quarter was $590,000, compared to $711,000 in FY 2007’s second quarter, and $634,000 in FY 2008’s first quarter. The lower average price was due to a combination of factors: higher incentives; a product mix which included a higher percentage of contracts from active adult and other lower priced communities; and fewer sales in high-priced markets such as California, where the market has slowed significantly, and Manhattan, where the Company is temporarily sold out of available inventory. The average price per unit of the second-quarter FY 2008 cancellations was $760,000. The effect of these cancellations, coupled with the factors above, was to reduce the average price of net contracts in FY 2008’s second quarter to $534,000 per unit. This compared to $580,000 and $557,000, respectively, in FY 2008’s first quarter and FY 2007’s fourth quarter, and $710,000 in FY 2007’s second quarter.
FY 2008 six-month net contracts totaled 1,576 homes, or $871.5 million, a decline of 41% in units and 55% in dollars, compared to FY 2007’s same period results of 2,674 net contracts, or $1.92 billion.
The Company’s net-debt-to-capital ratio (1) at April 30, 2008 stood at 22.7%, its lowest level ever, compared to 31.8% one year ago. The Company, which has continued to renegotiate and, in some cases, reduce its optioned land positions, ended FY 2008’s second quarter with 51,800 lots owned and optioned, compared to 91,200 at its peak at the end of the second quarter of FY 2006. The Company ended FY 2008’s second quarter with 300 selling communities, compared to 315 at 2008’s first-quarter-end and its peak of 325 at FY 2007’s second-quarter-end. The Company expects to be selling from 290 communities by fiscal-year-end 2008.
(1)Net debt-to-capital is calculated as total debt minus mortgage warehouse loans minus cash, divided by total debt minus mortgage warehouse loans minus cash plus stockholders’ equity.
Robert I. Toll, chairman and chief executive officer, stated: “Maintaining a strong balance sheet is among our top priorities as we persevere through these tough times. We hope to position ourselves for opportunities that should arise from this continuing severe down-cycle. We finished our second quarter with a record-low 22.7% net-debt-to-capital ratio, and over $2.5 billion of available capital, comprised of over $1.23 billion of cash plus over $1.27 billion available under our bank credit facility, which expires in 2011.
“Demand continues to be weak in most markets as our clients worry about selling their existing homes or entering the market before prices stabilize. In this difficult market, we continue to develop incentive strategies, when appropriate, on a community-by-community basis, which has enabled us to continue to generate pre-write-off profits. Although this strategy has resulted in slower sales, we believe it has helped sustain the reputation of our communities and value for our home buyers.
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“We believe Congress should jump-start demand for new homes with an initiative that will bring buyers off the sidelines and into the market, and thereby stop the downward spiral of home prices. As we have said before, we favor a tax incentive for all those who buy homes within nine months of the Bill’s passage; this would create a sense of urgency. Interest rates are low, supply is abundant and a buyer’s market prevails. With a little motivation, the new home market could turn around, which would have a very positive impact on banks, bond prices and many other areas of the economy. Once home prices stabilize, Congress could then more successfully address mortgage issues; however, without stabilization of home prices, trying to address mortgage issues may be difficult at best.”
Toll Brothers’ financial highlights for the second-quarter and six-month periods ended April 30, 2008 (unaudited):
▪	FY 2008’s second-quarter net loss was $93.7 million, or $0.59 per share diluted, compared to FY 2007’s second-quarter net income of $36.7 million, or $0.22 per share diluted. In FY 2008, second-quarter net income included pre-tax write-downs of $288.1 million, or $1.06 per share diluted. $195.9 million of the write-downs was attributable to operating communities and owned land, $7.2 million was attributable to optioned land and $85.0 million was attributable to joint ventures. In FY 2007, second-quarter pre-tax write-downs totaled $119.7 million. FY 2008 second-quarter earnings, excluding write-downs, were $81.3 million, or $0.49 per share diluted, down 26% versus FY 2007.

▪	FY 2008’s second-quarter included other income of $60.6 million, $40.2 million of which was the net additional proceeds received by the Company from a condemnation judgment.

▪	FY 2008’s six-month net loss was $189.7 million, or $1.20 per share diluted, compared to FY 2007’s six-month net income of $91.0 million, or $0.55 per share diluted. In FY 2008, six-month net income included pre-tax write-downs of $533.6 million, or $1.98 per share diluted. $341.0 million of the write-downs was attributable to operating communities and owned land, $79.7 million was attributable to optioned land and $112.8 million was attributable to joint ventures. In FY 2007, six-month pre-tax write-downs, and a $9.0 million goodwill impairment, totaled $225.6 million. FY 2008 six-month earnings, excluding write-downs, were $138.6 million, or $0.84 per share diluted, down 39% versus FY 2007.

▪	FY 2008’s second-quarter total revenues of $818.8 million decreased 30% from FY 2007’s second-quarter total revenues of $1.17 billion. FY 2008’s second-quarter home building revenues of $818.0 million decreased 30% from FY 2007’s second-quarter home building revenues of $1.17 billion. Revenues from land sales totaled $0.8 million for FY 2008’s second quarter, compared to $2.0 million in FY 2007’s second quarter.

▪	FY 2008’s six-month total revenues of $1.66 billion decreased 27% from FY 2007’s six-month total revenues of $2.27 billion. FY 2008’s six-month home building revenues of $1.66 billion decreased 27% from FY 2007’s six-month home building revenues of $2.26 billion. FY 2008 revenues from land sales for the six-month period totaled $1.3 million, compared to $5.4 million in the same period of FY 2007.
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▪	In addition, in the Company’s fiscal 2008 second-quarter and six-month periods, unconsolidated entities in which the Company had an interest delivered units with a sales value of $10.8 million and $22.1 million, respectively, compared to $14.8 million and $35.4 million, respectively, in the same periods of FY 2007. The Company’s share of the profits from the delivery of these homes is included in “(Loss) Earnings in Unconsolidated Entities” on the Company’s Statement of Operations.
▪	The Company signed 1,237 gross contracts totaling $730.5 million in FY 2008’s second quarter, a decline of 39% and 49%, respectively, compared to the 2,031 gross contracts totaling $1.44 billion signed in FY 2007’s second quarter.
▪	In FY 2008, second-quarter cancellations totaled 308, compared to 257, 417, 347, 384, 436, 585 and 317 in FY 2008’s first quarter, FY 2007’s fourth, third, second and first quarters and FY 2006’s fourth and third quarters, respectively. FY 2006’s third quarter was the first period in which cancellations reached elevated levels during the current housing downturn. FY 2008’s second-quarter cancellation rate (current-quarter cancellations divided by current-quarter signed contracts) was 24.9%, versus 28.4%, 38.9%, 23.8%, 18.9%, 29.8%, respectively, in the preceding first quarter of 2008, fourth, third, second and first quarters of 2007, and 36.7% and 18.0%, respectively, in FY 2006’s fourth and third quarters. As a percentage of beginning-quarter backlog, FY 2008’s second-quarter cancellation rate was 9.2%, compared to 6.5% in FY 2008’s first quarter, 8.3%, 6.0%, 6.5% and 6.7% in the fourth, third, second and first quarters of FY 2007, respectively, and 7.3% and 3.6% in the fourth and third quarters of FY 2006, respectively.
▪	The Company’s FY 2008 second-quarter net contracts of 929 units, or $496.5 million, declined by 44% and 58%, respectively, compared to FY 2007’s second-quarter net contracts of 1,647 units, or $1.17 billion. In addition, in FY 2008’s second quarter, unconsolidated entities in which the Company had an interest signed contracts of $10.1 million.
▪	FY 2008’s six-month net contracts of $871.5 million declined by 55% from FY 2007’s same-period total of $1.92 billion. In addition, in FY 2008’s six-month period, unconsolidated entities in which the Company had an interest signed contracts of $28.0 million.
▪	In FY 2008, second-quarter-end backlog of $2.08 billion decreased 50% from FY 2007’s second-quarter-end backlog of $4.15 billion. In addition, at April 30, 2008, unconsolidated entities in which the Company had an interest had a backlog of $85.1 million.
▪	The Company ended its FY 2008 second quarter with more than $1.23 billion in cash plus more than $1.27 billion available under its bank credit facility, which matures in 2011. Its net-debt-to-capital ratio of 22.7% was its lowest ever.
*more*

Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, June 3, 2008, to discuss these results. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select “Conference Calls”. Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through July 31, 2008. Podcast (iTunes required) and MP3 format replays will be available 48 hours after the conference call via the “Conference Calls” section of the Investor Relations portion of the Toll Brothers website.
Toll Brothers, Inc. is the nation’s leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL”. The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Texas, Virginia and West Virginia.
Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management and landscape subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.
Toll Brothers, a FORTUNE 500 Company, is the only publicly traded national home building company to have won all three of the industry’s highest honors: America’s Best Builder from the National Association of Home Builders, the National Housing Quality Award, and Builder of the Year. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers — Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit tollbrothers.com.
Certain information included herein and in other Company reports, SEC filings, verbal or written statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, information related to anticipated operating results, financial resources, changes in revenues, changes in profitability, changes in margins, changes in accounting treatment, interest expense, inventory write-downs, effects of home buyer cancellations, growth and expansion, anticipated income to be realized from our investments in unconsolidated entities, the ability to acquire land, the ability to gain approvals and to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the ability to secure materials and subcontractors, the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities in the future, industry trends, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices and sales activity in the markets where the Company builds homes, the availability and cost of land for future growth, adverse market conditions that could result in substantial inventory write-downs, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to obtain adequate and affordable financing for the purchase of homes, the ability of home buyers to sell their existing homes, the ability of the participants in our various joint ventures to honor their commitments, the availability and cost of labor and materials, construction delays and weather conditions.
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TOLL BROTHERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amount in thousands, except share data)
(unaudited)

	Six Months Ended		Three Months Ended
	April 30,		April 30,
	2008	2007	2008	2007
Revenues:
Completed Contract	$1,626,837	$2,178,395	$800,303	$1,124,259
Percentage of completion	33,489	81,522	17,694	48,437
Land Sales	1,316	5,371	793	1,981

	1,661,642	2,265,288	818,790	1,174,677

Cost of revenues:
Completed contract	1,638,909	1,788,169	804,713	941,766
Percentage of completion	27,482	63,260	14,594	37,363
Land sales	1,094	2,764	660	1,727
Interest	44,124	49,137	23,157	26,494

	1,711,609	1,903,330	843,124	1,007,350

Selling, general and administrative	230,023	264,577	108,705	130,367
Goodwill impairment		8,973

(Loss) income from operations	(279,990)	88,408	(133,039)	36,960
Other
(Loss) earnings from unconsolidated entities	(105,643)	11,527	(81,557)	4,735
Interest and other	79,667	46,758	60,585	17,798

(Loss) income before income taxes	(305,966)	146,693	(154,011)	59,493
Income tax (benefit) provision	(116,272)	55,687	(60,274)	22,803

Net (loss) income	$(189,694)	$91,006	$(93,737)	$36,690

(Loss) earnings per share:
Basic	$(1.20)	$0.59	$(0.59)	$0.24

Diluted	$(1.20)	$0.55	$(0.59)	$0.22

Weighted average number of shares:
Basic	158,081	154,464	158,457	154,716
Diluted	158,081	164,171	158,457	164,294

Additional information:
Interest incurred	$63,681	$68,272	$30,576	$34,121

Depreciation and amortization	$15,198	$16,806	$7,708	$8,440

Interest expense by source of revenues:
Completed contract	$43,243	$46,029	$22,542	$24,292
Percentage of completion revenues	841	2,999	577	2,094
Land sales	40	109	38	108

	$44,124	$49,137	$23,157	$26,494

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TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	April 30,	October 31,
	2008	2007
	(unaudited)
ASSETS
Cash and cash equivalents	$1,236,028	$900,337
Inventory	4,835,869	5,572,655
Property, construction and office equipment, net	93,046	84,265
Receivables, prepaid expenses and other assets	123,185	135,910
Contracts receivable	5,288	46,525
Mortgage loans receivable	67,498	93,189
Customer deposits held in escrow	26,854	34,367
Investments in and advances to unconsolidated entities	196,566	183,171
Deferred tax assets, net	373,967	169,897

	$6,958,301	$7,220,316

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Loans payable	$718,803	$696,814
Senior notes	1,142,876	1,142,306
Senior subordinated notes	350,000	350,000
Mortgage company warehouse loan	56,732	76,730
Customer deposits	201,533	260,155
Accounts payable	150,638	236,877
Accrued expenses	769,494	724,229
Income taxes payable	233,771	197,960

Total liabilities	3,623,847	3,685,071

Minority interest	8,014	8,011

Stockholders’ equity
Common stock	1,587	1,570
Additional paid-in capital	264,716	227,561
Retained earnings	3,061,771	3,298,925
Treasury stock, at cost	(102)	(425)
Accumulated other comprehensive loss	(1,532)	(397)

Total stockholders’ equity	3,326,440	3,527,234

	$6,958,301	$7,220,316

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Toll Brothers operates in four geographic segments:

North:	Connecticut, Illinois, Massachusetts, Michigan, Minnesota, New Jersey, New York and Rhode Island
Mid-Atlantic:	Delaware, Maryland, Pennsylvania, Virginia and West Virginia
South:	Florida, Georgia (2008 only), North Carolina, South Carolina and Texas
West:	Arizona, California, Colorado and Nevada

	Three Months Ended		Three Months Ended
	April 30,		April 30,
	Units		$ (Millions)
	2008	2007	2008	2007
HOME BUILDING REVENUES

COMPLETED CONTRACT COMMUNITIES (1)
North	329	325	$232.4	$215.2
Mid-Atlantic	335	534	203.5	333.2
South	291	467	144.4	268.7
West	257	360	220.0	307.2

Total	1,212	1,686	$800.3	$1,124.3

PERCENTAGE OF COMPLETION (2)
North			$6.9	$32.2
South			10.8	16.2

Total	—	—	$17.7	$48.4

TOTAL
North	329	325	$239.3	$247.4
Mid-Atlantic	335	534	203.5	333.2
South	291	467	155.2	284.9
West	257	360	220.0	307.2

Total consolidated	1,212	1,686	$818.0	$1,172.7

CONTRACTS

COMPLETED CONTRACT COMMUNITIES (1)
North	151	503	$71.0	$355.9
Mid-Atlantic	347	536	194.6	346.0
South	233	285	107.1	164.6
West	186	309	111.0	291.2

Total	917	1,633	$483.7	$1,157.7

PERCENTAGE OF COMPLETION (2)
North	9	13	$5.0	$10.1
South	3	1	7.8	1.2

Total	12	14	$12.8	$11.3

TOTAL
North	160	516	$76.0	$366.0
Mid-Atlantic	347	536	194.6	346.0
South	236	286	114.9	165.8
West	186	309	111.0	291.2

Total consolidated	929	1,647	$496.5	$1,169.0

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	At April 30,		At April 30,
	Units		$ (Millions)
	2008	2007	2008	2007
BACKLOG

COMPLETED CONTRACT COMMUNITIES (1)
North	1,158	1,671	$805.3	$1,262.2
Mid-Atlantic	810	1,424	547.9	955.6
South	634	1,218	349.8	677.5
West	415	1,219	362.7	1,149.4

Total	3,017	5,532	$2,065.7	$4,044.7

PERCENTAGE OF COMPLETION (2)
North	17	193	$13.5	$124.5
South	1	21	2.8	51.7
Less revenue recognized on units remaining in backlog			(4.9)	(74.1)

Total	18	214	$11.4	$102.1

TOTAL
North	1,175	1,864	$818.8	$1,386.7
Mid-Atlantic	810	1,424	547.9	955.6
South	635	1,239	352.6	729.2
West	415	1,219	362.7	1,149.4
Less revenue recognized on units remaining in backlog			(4.9)	(74.1)

Total consolidated	3,035	5,746	$2,077.1	$4,146.8

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	Six Months Ended		Six Months Ended
	April 30,		April 30,
	Units		$ (Millions)
	2008	2007	2008	2007
HOME BUILDING REVENUES

COMPLETED CONTRACT COMMUNITIES (1)
North	602	612	$436.8	$406.8
Mid-Atlantic	734	1,046	453.9	662.3
South	573	870	289.7	501.8
West	511	717	446.4	607.5

Total	2,420	3,245	$1,626.8	$2,178.4

PERCENTAGE OF COMPLETION (2)
North			$29.2	$51.7
South			4.3	29.8

Total	—	—	$33.5	$81.5

TOTAL
North	602	612	$466.0	$458.5
Mid-Atlantic	734	1,046	453.9	662.3
South	573	870	294.0	531.6
West	511	717	446.4	607.5

Total consolidated	2,420	3,245	$1,660.3	$2,259.9

CONTRACTS

COMPLETED CONTRACT COMMUNITIES (1)
North	329	843	$191.1	$632.2
Mid-Atlantic	571	865	325.1	553.2
South	418	497	210.5	283.0
West	252	431	141.6	420.6

Total	1,570	2,636	$868.3	$1,889.0

PERCENTAGE OF COMPLETION (2)
North	9	37	$9.4	$25.3
South	(3)	1	(6.2)	3.4

Total	6	38	$3.2	$28.7

TOTAL
North	338	880	$200.5	$657.5
Mid-Atlantic	571	865	325.1	553.2
South	415	498	204.3	286.4
West	252	431	141.6	420.6

Total consolidated	1,576	2,674	$871.5	$1,917.7

*more*

(1)	Completed contract communities’ contracts and backlog include certain projects that have extended sales and construction cycles. Information related to these projects’ contracts signed in the three-month and six-month periods ended April 30, 2008 and 2007, and the backlog of undelivered homes at April 30, 2008 and 2007 are provided below:
Contracts — Three Months Ended April 30,

	2008	2007	2008	2007
	Units	Units	$ (Mill)	$ (Mill)
North	(40)	151	$(30.1)	$137.0
Mid-Atlantic		8	(0.1)	3.6
West	(5)	1	(4.1)	0.6

Total	(45)	160	$(34.3)	$141.2

Contracts — Six Months Ended April 30,

	2008	2007	2008	2007
	Units	Units	$ (Mill)	$ (Mill)
North	(6)	274	$1.9	$277.0
Mid-Atlantic	5	9	2.5	4.0
West	(32)	2	(17.7)	1.0

Total	(33)	285	$(13.3)	$282.0

Revenues — Three Months Ended April 30,

	2008	2007	2008	2007
	Units	Units	$ (Mill)	$ (Mill)
North	80		$74.4
Mid-Atlantic	19		7.8
West	1		0.6

Total	100	—	$82.8	—

Revenues — Six Months Ended April 30,

	2008	2007	2008	2007
	Units	Units	$ (Mill)	$ (Mill)
North	140		$142.6
Mid-Atlantic	37		14.6
West	1		0.6

Total	178	—	$157.8	—

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Backlog at April 30,

	2008	2007	2008	2007
	Units	Units	$ (Mill)	$ (Mill)
North	387	530	$358.3	$521.0
Mid-Atlantic	40	67	17.9	27.5
West	16	28	12.2	19.2

Total	443	625	$388.4	$567.7

(2)	Percentage of Completion deliveries in the three-month and six-month periods ended April 30, 2008 and 2007 are provided below:
Deliveries for the three-month period ended April 30,

	2008	2007	2008	2007
	Units	Units	$ (MILL)	$ (MILL)
North	13	108	$7.3	$75.0
South	10	56	30.1	65.7

Total	23	164	$37.4	$140.7

Deliveries for the six-month period ended April 30,

	2008	2007	2008	2007
	Units	Units	$ (MILL)	$ (MILL)
North	58	160	$34.6	$111.3
South	13	56	37.8	65.7

Total	71	216	$72.4	$177.0

Unconsolidated entities:
The Company has investments and advances to several entities that are accounted for using the equity method of accounting. Information on revenues, contracts signed and backlog are provided below:

	2008	2007	2008	2007
	Units	Units	$ (Mill)	$ (Mill)
Three months ended April 30,
Contracts	13	48	$10.1	$34.6
Revenue	13	23	$10.8	$14.8

Six months ended April 30,
Contracts	36	93	$28.0	$63.8
Revenue	28	50	$22.1	$35.4

Backlog at April 30,	116	68	$85.1	$46.4
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